JOINT FILING STATEMENT	EXHIBIT B
Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the common stock, $0.001 par value, of Alliance Distributors Holding Inc., a Delaware corporation, has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
November 30, 2007

STG STRATEGY PARTNERS, L.P.

By:	STG Strategy Investments, LLC
General Partner

By:	/s/ Basil Haymann Basil Haymann, Managing Member

STG STRATEGY INVESTMENTS, LLC

By:	/s/ Basil Haymann Basil Haymann, Managing Member

BASIL HAYMANN

By:	/s/ Basil Haymann Basil Haymann

1